UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

DEFINITIVE
SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

Check the appropriate box:
[  ] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

Trading Solutions.com, Inc.
(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.
(3) Filing Party:
(4) Date Filed:

TRADING SOLUTIONS.COM, INC.
2469 E. 7000 S., #214, Salt Lake City, Utah 84121

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

April 7, 2004

A majority of the stockholders of Trading Solutions.com, Inc., or TSLU, have taken action by written consent to amend TSLU’s articles of incorporation to do the following:

1.    Increase the number of shares of common stock that TSLU is authorized to issue from 20,000,000 to 50,000,000;

2.    Authorize 10,000,000 shares of undesignated preferred stock, par value $0.01 per share; and

3.    Change the name of the company to "Chembio Diagnostics, Inc."

Stockholders of record at the close of business on March 17, 2004 will be entitled to notice of this stockholder action by written consent. Since the actions have been approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the amendment will become effective on or after April 28, 2004.

Mark L. Baum
President and Chief Executive Officer

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This information statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

DATE AND PURPOSE OF WRITTEN CONSENT

Stockholders holding a majority of the voting power of the company have taken action by written consent for the purpose of amending TSLU’s articles of incorporation to do the following:

1.    Increase the number of shares of common stock that TSLU is authorized to issue from 20,000,000 to 50,000,000;

2.    Authorize 10,000,000 shares of undesignated preferred stock, par value $0.01 per share; and

3.    Change the name of the company to "Chembio Diagnostics, Inc."

OUTSTANDING SHARES AND VOTING RIGHTS

Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding following a 1 for 17 reverse stock split effective March 12, 2004 is 1,063,147 shares, each share being entitled to one vote.

The record date for determination of the security holders entitled to vote or give consent is March 17, 2004.

The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions.  The company’s board of directors and the stockholder holding 882,352 shares of common stock, or 82.9% of the issued and outstanding voting securities of TSLU, have adopted, ratified and approved resolutions to effect the actions listed above.  No other votes are required or necessary.  We anticipate effecting the amendment to the articles of incorporation twenty days following the delivery of the definitive information statement to our shareholders of record.

APPROXIMATE DATE OF MAILING: April 10, 2004.

INTERESTS OF CERTAIN PERSONS IN THE ACTIONS

Other than elections to office, none of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  None of our directors has informed us in writing that he intends to oppose any action to be taken by us.  No proposals have been received from any of our stockholders.
DISSENTER'S RIGHTS OF APPRAISAL

Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the actions being taken by us.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table presents information about the beneficial ownership of our common stock as of March 17, 2004 by:
  each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;
  each of our directors;
  each of our named executive officers;
  each of the persons who served as our chief executive officer during our fiscal year ended December 31, 2003; and
  all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our common stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable or convertible within 60 days of March 17, 2004 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing shares and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,063,147 shares of common stock outstanding as of March 19, 2004.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)
Mark L. Baum (2) 249 South Highway 101, Suite 432 Solana Beach, California 92075	882,352	82.9%
All current directors and executive officers as a group (1 person)	882,352	82.9%

(1) Includes shares of common stock subject to warrants currently exercisable or convertible within 60 days of March 17, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Officer and/or Director

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 50,000,000 SHARES AND TO AUTHORIZE 10,000,000 SHARES OF UNDESIGNATED PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

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INTRODUCTION

The holders of a majority of our voting stock have proposed to approve an amendment to TSLU's articles of incorporation to increase the number of shares of common stock that TSLU is authorized to issue from 20,000,000 to 50,000,000 and to authorize 10,000,000 shares of undesignated preferred stock, par value $0.01 per share. The board of directors has unanimously approved the proposal.

A copy of the certificate of amendment to the articles of incorporation, which we refer to as the "amendment" in this information statement, is attached to this information statement as Appendix A.

The undesignated preferred stock may be issued from time to time in one or more series. Under the amendment, the board of directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such shares of that series.

TSLU's articles of incorporation currently authorize 20,000,000 shares of common stock. Of the 20,000,000 shares of common stock authorized, as of March 17, 2004 , 1,063,147 shares were outstanding.

On March 3, 2004 , TSLU entered into an Agreement and Plan of Merger with Chembio Diagnostic Systems, Inc., a Delaware corporation ("Chembio") and New Trading Solutions, Inc., a Nevada corporation and a wholly-owned subsidiary of TSLU ("Merger Sub"), pursuant to which Merger Sub will merge with and into Chembio and Chembio will survive as a wholly-owned subsidiary of TSLU. In connection with the merger, all of the issued and outstanding shares of common stock of Chembio will be converted into the right to receive shares of Common Stock of TSLU. The closing of the merger is contingent upon the completion or waiver of certain closing conditions, including the closing of financings of at least $1.5 million additional debt and/or equity financing by TSLU for the business of Chembio (the "Financing"). It is presently anticipated that the Financing will consist of newly created shares of TSLU Series A Preferred Stock (the "Series A Preferred") and will close simultaneously with the closing of the merger. The terms and provisions of the Series A Preferred are yet to be determined.

Presently, the Financing calls for the creation of an undesignated preferred stock which would require an amendment to TSLU’s Articles of Incorporation.

The board of directors believes that the proposed increase in the number of authorized shares of common stock and the authorization of the undesignated preferred stock will benefit TSLU by improving its flexibility in responding to future business needs and opportunities regardless of whether or not the proposed transaction with Chembio closes. The additional authorized shares could be used for possible future acquisitions, financings, stock dividends, stock options and other proper corporate purposes.

The Company has disclosed (please see the Company's Form 8K filed with the SEC on April 5, 2004) that has executed an agreement which calls for a merger between the Company and Chembio Diagnostic Systems, Inc. ("Chembio"). However, it is not necessary to increase the number of authorized common shares in order to effect the proposed merger with Chembio. An increase in the authorized number of common shares is not a closing condition to the proposed merger. In fact, if all of the shares (including common shares underlying warrants due to be issued pursuant to the terms of the proposed merger) related to the merger were issued, the Company would still have approximately 15-20% of its common stock treasury unissued.

Should the transaction with Chembio close, the current Company shareholders shall retain not less than 8.3% of the post-merger common stock.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of TSLU more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of TSLU. Except as set forth above, the board of directors has no present plans, understandings, or agreements to issue the additional shares to be authorized.

The board of directors does not currently intend to propose any amendments to TSLU's articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board if the future if it believes the interests of the stockholders would be protected thereby.

Except for the increase of the number of authorized shares and the name change discussed below, the proposed amendment would not change any of the provisions of TSLU's articles of incorporation. All shares of common stock or preferred stock, including the additional shares of common stock and preferred stock that will be authorized when the proposed amendment becomes effective, which are not issued and outstanding would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements or securities into which TSLU may hereafter enter or issue or applicable law.

The additional shares of common stock which would be authorized by the proposed amendment would have the same rights and privileges as, and otherwise be identical to the shares of common stock currently authorized and outstanding. The proposed amendment would empower the board of directors to determine the relative rights and limitations of series of preferred stock, including, among other things, dividend rights, conversion prices, voting rights, redemption prices and the preferences, if any, of such series over shares of common stock as to dividends or distributions of assets of TSLU. It is possible that the future issuance of preferred stock having dividend and liquidation preferences could affect amounts that might otherwise be available to holders of common stock as dividends or upon liquidation. Holders of TSLU 's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of common stock or undesignated preferred stock when issued.

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME TO
CHEMBIO DIAGNOSTIC, INC.

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The company’s board of directors has declared it advisable and in the best interests of the company and directed that there be submitted to the stockholders a proposed amendment to Article I of the articles of incorporation to change its name from Trading Solutions,com, Inc. to Chembio Diagnostic, Inc. The company's board of directors feels that this name change is in the best interest of the company. In light of the company's pending acquisition of Chembio pursuant to the merger described above, the name "Trading Solutions.com, Inc." no longer accurately reflects the company's operations and interests.
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Exhibits

Exhibit A    Certificate of Amendment to Articles of Incorporation of Trading Solutions.com, Inc.,

FORWARD-LOOKING STATEMENTS

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are "forward-looking statements". Terms such as "anticipates", "believes", "estimates", "expects", "plans", "predicts", "may", "should", "will", the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: our reliance on certain major clients; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on our labor force; reliance on technology; telephone and internet service dependence; the ability, means, and willingness of financial markets to finance our operations; and other operational, financial or legal risks or uncertainties detailed in our SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new expectations, conditions or circumstances, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an Annex to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than March 19, 2004, or such earlier date as is expressly set forth herein.

By Order of the board of directors

/s/ Mark L. Baum
Mark L. Baum
President, Chief Executive Officer
April 7, 2004

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
(After Issuance of Stock)
OF
TRADING SOLUTIONS.COM, INC.

We, the undersigned President and Secretary of Trading Solutions.com, Inc., a Nevada corporation (the "Corporation"), do hereby certify that the Board of Directors of said corporation, by unanimous written consent dated as of March 17, 2004, declared the advisability of and adopted resolutions to amend the Articles of Incorporation of the Corporation pursuant to the Nevada Revised States, as amended ("NRS"), to delete Article I and Article IV of the current Articles of Incorporation of the Corporation and to replace it with the following new Articles I and IV as follows:

FIRST. The name of the corporation is: Chembio Diagnostics, Inc.

FOURTH. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 50,000,000 shares of the par value of $0.00l per share designated as Common Stock and 10,000,000 shares of the par value of $0.001 per share designated as Preferred Stock. The Board of Directors is expressly authorized, prior to issuance, to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock, as follows:

a.    The Preferred Stock may be issued from time to time by the Board of Directors, as provided in NRS Sections 78.195, 78.195.5 and 78.196, as shares of one or more series of Preferred Stock, and the Board of Directors is expressly authorized, prior to issuance, to prescribe the following in the resolution or resolutions providing for the issuance of shares of each particular series:

(i)    The distinctive serial designation of such series which shall distinguish it from other series;

(ii)    The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

(iii)         The annual dividend rate (or method of determining such rate) for shares of such series and the date or dates upon which such dividends shall be payable;

(iv) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(vi) The price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

(vii) The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

(viii) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and their terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of Preferred Stock or other securities;

(ix) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of a certain percentage of all Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the articles of incorporation;

(x) The ranking of the shares of the series as compared with shares of other series of the Preferred Stock in respect of the right to receive dividends; and

(xi) Any other voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock not inconsistent herewith or with applicable law.

b. All shares of Preferred Stock shall rank senior to the Common Shares in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Shares of any class or series may be issued as a share dividend in respect of shares of another class or series. The Corporation may issue uncertificated shares of some or all of the shares of any or all of its classes or series. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

c.     Except as otherwise provided by the Board of Directors in accordance with paragraph a. above in respect of any series of the Preferred Stock, all voting rights of the Corporation shall be vested in the holders of the Common and Preferred Stock who shall be entitled to one vote per share.

The undersigned President and Secretary of the Corporation further certify that the number of shares of the Corporation outstanding and entitled to vote on an amendment of the Articles of Incorporation of the Corporation is 1,063,147; and that the above amendment of the Articles of Incorporation of the Corporation has been consented to and approved by stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power of each class of stock outstanding and entitled to vote thereon. The total number of shares voted in favor of the foregoing amendment of the Articles of Incorporation of the Corporation was 882,352, constituting 82.9% of the issued and outstanding shares of the Corporation.

/s/ Mark L. Baum
Corporate Secretary and President